As filed with the Securities and Exchange Commission on November 4, 2022.

Registration Nos. 333-230209
333-211553

333-198100

333-183296

333-176196

333-153015

333-136500

333-115973

333-103310

333-51200

333-85321

333-61711

333-39091

33-80838

33-50510

33-41515

33-41509

33-21092

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-230209

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-211553

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-198100

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-183296

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-176196

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-153015

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-136500

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-115973

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-103310

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-51200

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-85321

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-61711

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-39091

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 33-80838

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 33-50510

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 33-41515

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 33-41509

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 33-21092

UNDER
THE SECURITIES ACT OF 1933

CyberOptics Corporation

(Exact Name of Registrant as specified in its charter)

Minnesota	41-1472057
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive

Minneapolis, MN 55416

(Address of Principal Executive Offices) (Zip Code)

CYBEROPTICS CORPORATION 1992 EMPLOYEE STOCK PURCHASE PLAN

CYBEROPTICS CORPORATION 1998 STOCK INCENTIVE PLAN

CyberOptics Corporation Non-Employee Director Stock Plan

CYBEROPTICS CORPORATION STOCK GRANT PLAN FOR NON-EMPLOYEE DIRECTORS
CYBEROPTICS CORPORATION STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

NONQUALIFIED STOCK OPTION AGREEMENT DATED 2/15/2002 WITH KATHLEEN P. IVERSON
NONQUALIFIED STOCK OPTION AGREEMENT DATED 8/10/2001 WITH STEVEN K. CASE
NONQUALIFIED STOCK OPTION AGREEMENT DATED 8/10/2001 WITH STEVEN M. QUIST
NONQUALIFIED STOCK OPTION AGREEMENT DATED 7/10/2001 WITH THOMAS BUSHMAN
NONQUALIFIED STOCK OPTION AGREEMENT DATED 8/10/2001 WITH SWAMINATHAN MANICKAM

CyberOptics Corporation Restated Stock Option Plan

CyberOptics Corporation Stock Option Plan

(Full Title of the Plan)

Jennifer L. McDonough

Secretary

28601 Clemens Road, Westlake, Ohio 44145

(Name and address of agent for service)

(440) 892-1580

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Deregistration of Securities

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of CyberOptics Corporation, a Minnesota corporation (the “Registrant”), which have been previously filed with the Securities and Exchange Commission (the “Commission”), to deregister any and all shares of the Registrant’s common stock, no par value (“Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof (note that the share numbers listed below do not take into account corporate actions, such as stock splits, that may have been taken in the interim):

•	File No. 333-230209, as filed with the Commission on March 12, 2019, pertaining to the registration of an aggregate of 150,000 shares of Common Stock issuable under the CyberOptics Corporation 1992 Employee Stock Purchase Plan, as amended.

•	File No. 333-211553, as filed with the Commission on May 24, 2016, pertaining to the registration of an aggregate of (a) 350,000 shares of Common Stock issuable under the CyberOptics Corporation 1998 Stock Incentive Plan, as amended, and (b) 100,000 shares of Common Stock issuable under the CyberOptics Corporation Non-Employee Director Stock Plan, as amended.

•	File No. 333-198100, as filed with the Commission on August 13, 2014, pertaining to the registration of an aggregate of 30,000 shares of Common Stock issuable under the CyberOptics Corporation Stock Grant Plan for Non-Employee Directors, as amended.

•	File No. 333-183296, as filed with the Commission on August 14, 2012, pertaining to the registration of an aggregate of 350,000 shares of Common Stock issuable under the CyberOptics Corporation 1998 Stock Incentive Plan, as amended.

•	File No. 333-176196, as filed with the Commission on August 10, 2011, pertaining to the registration of an aggregate of 150,000 shares of Common Stock issuable under the CyberOptics Corporation 1992 Employee Stock Purchase Plan, as amended.

•	File No. 333-153015, as filed with the Commission on August 14, 2008, pertaining to the registration of an aggregate of 27,000 shares of Common Stock issuable under the CyberOptics Corporation Stock Grant Plan for Non-Employee Directors, as amended.

•	File No. 333-136500, as filed with the Commission on August 10, 2006, pertaining to the registration of an aggregate of (a) 100,000 shares of Common Stock issuable under the CyberOptics Corporation 1992 Employee Stock Purchase Plan, as amended, and (b) 75,000 shares of Common Stock issuable under the CyberOptics Corporation Stock Option Plan for Non-Employee Directors, as amended.

•	File No. 333-115973, as filed with the Commission on May 28, 2004, pertaining to the registration of an aggregate of (a) 100,000 shares of Common Stock issuable under the CyberOptics Corporation 1992 Employee Stock Purchase Plan, as amended, (b) 50,000 shares of Common Stock issuable under a nonqualified stock option agreement dated February 15, 2002 to Kathleen P. Iverson, (c) 12,000 shares of Common Stock issuable under a nonqualified stock option agreement dated August 10, 2001 to Steven K. Case, (d) 12,000 shares of Common Stock issuable under a nonqualified stock option agreement dated August 10, 2001 to Steven M. Quist, (e) 10,000 shares of Common Stock issuable under a nonqualified stock option agreement dated July 10, 2001 to Thomas Bushman, and (f) 8,000 shares of Common Stock issuable under a nonqualified stock option agreement dated July 10, 2001 to Swaminathan Manickam.

•	File No. 333-103310, as filed with the Commission on February 19, 2003, pertaining to the registration of an aggregate of 375,000 shares of Common Stock issuable under the CyberOptics Corporation 1998 Stock Incentive Plan, as amended.

•	File No. 333-51200, as filed with the Commission on December 4, 2000, pertaining to the registration of an aggregate of 375,000 shares of Common Stock issuable under the CyberOptics Corporation 1998 Stock Incentive Plan, as amended.

•	File No. 333-85321, as filed with the Commission on August 16, 1999, pertaining to the registration of an aggregate of 200,000 shares of Common Stock issuable under the CyberOptics Corporation 1992 Employee Stock Purchase Plan, as amended.

•	File No. 333-61711, as filed with the Commission on August 18, 1998, pertaining to the registration of an aggregate of 350,000 shares of Common Stock issuable under the CyberOptics Corporation 1998 Stock Incentive Plan, as amended.

•	File No. 333-39091, as filed with the Commission on October 30, 1997, pertaining to the registration of an aggregate of (a) 400,000 shares of Common Stock issuable under the CyberOptics Corporation Restated Stock Option Plan, as amended, and (b) 80,000 shares of Common Stock issuable under the CyberOptics Corporation Stock Option Plan for Non-Employee Directors, as amended.

•	File No. 33-80838, as filed with the Commission on June 27, 1994, pertaining to the registration of an aggregate of 500,000 shares of Common Stock issuable under the CyberOptics Corporation Restated Stock Option Plan, as amended.

•	File No. 33-50510, as filed with the Commission on August 5, 1992, pertaining to the registration of an aggregate of 200,000 shares of Common Stock issuable under the CyberOptics Corporation 1992 Employee Stock Purchase Plan, as amended.

•	File No. 33-41515, as filed with the Commission on July 1, 1991, pertaining to the registration of an aggregate of 100,000 shares of Common Stock issuable under the CyberOptics Corporation Stock Option Plan for Non-Employee Directors, as amended.

•	File No. 33-41509, as filed with the Commission on July 1, 1991, pertaining to the registration of an aggregate of 50,000 shares of Common Stock issuable under the CyberOptics Corporation Restated Stock Option Plan, as amended.

•	File No. 33-21092, as filed with the Commission on or about April 6, 1988, pertaining to the registration of an aggregate of 275,000 shares of Common Stock issuable under the CyberOptics Corporation Stock Option Plan, as amended.

On November 3, 2022, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 7, 2022, as amended, by and among the Registrant, Nordson Corporation, an Ohio corporation (“Parent”), and Meta Merger Company, a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Parent completed its previously announced acquisition of the Registrant through the merger of Merger Sub with and into Registrant (the “Merger”).

As a result of the Merger, any offerings of the Registrant’s securities pursuant to the Registration Statements have been terminated. This Post-Effective Amendment to the Registration Statements is being filed to terminate the effectiveness of the Registration Statements and remove from registration any and all securities previously registered but unsold under the Registration Statements as of the effective time of the Merger. In accordance with undertakings made by the registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offering, the registrant hereby removes from registration the securities registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, in the State of Minnesota, on November 4, 2022. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

CyberOptics Corporation

By:	/s/ Jennifer L. McDonough
Name:	Jennifer L. McDonough
Title:	Secretary